Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

9 October 2018

RECOMMENDED MANDATORY SUPERIOR CASH OFFER FOR SKY

UNCONDITIONAL AS TO ACCEPTANCES AND WHOLLY UNCONDITIONAL

COMMENCEMENT OF 20 BUSINESS DAY NOTICE PERIOD

FOR THE CANCELLATION OF LISTING

1.	Acceptance condition satisfied and Mandatory Offer wholly unconditional

Comcast Bidco is pleased to announce that it has completed the acquisition of Sky Shares held by 21st Century Fox and the acceptance condition (the “Condition”) to its Mandatory Offer for Sky has now been satisfied.

Accordingly, the Mandatory Offer has become unconditional as to acceptances and, as the Condition was the only condition to the Mandatory Offer, the Mandatory Offer is also wholly unconditional.

Brian L. Roberts, Chairman and CEO of Comcast Corporation, said:

“We are pleased today to be the majority owner of Sky. Led by Jeremy Darroch and his superb team -- now together with Comcast -- our combined global leadership in technology and content paves the way for us to accelerate investment and growth in Sky’s brand and premier platforms. We are also fully committed to ensuring Sky News' future, maintaining its editorial independence, and preserving its strong track record for trusted, high quality, impartial news.”

Jeremy Darroch, Group Chief Executive Officer of Sky plc, said:

“Comcast have committed to investment in Sky, including our Osterley and European headquarters and we very much look forward to working with Brian and the Comcast team to achieve further growth and development of Sky’s business. Separately, Sky News will benefit greatly from Comcast’s funding commitments over the coming years and the arrangements that will be put in place to preserve and enhance its editorial independence.”

2.	Level of acceptances and interests in relevant securities

As at 1.00 p.m. (London time) on 9 October 2018, Comcast Bidco had received valid acceptances of the Mandatory Offer in respect of a total of 44,188,995 Sky Shares representing approximately 2.56 per cent. of Sky's issued ordinary share capital.

Comcast notes that each member of the Sky Independent Committee who owns Sky Shares has accepted the Mandatory Offer in respect of their own beneficial holdings of 1,048,937 Sky Shares representing, in aggregate, approximately 0.06 per cent. of the share capital of Sky.

Additionally, following acquisitions by Comcast Bidco of Sky Shares in the market representing in aggregate 648,601,195 Sky Shares (representing approximately 37.72 per cent. of Sky’s issued ordinary share capital), and following completion of the acquisition of 672,783,139 Sky Shares from 21st Century Fox or its affiliates (representing approximately 39.12 per cent. of the issued ordinary share capital of Sky), Comcast Bidco holds in aggregate 1,321,384,334 Sky Shares, representing approximately 76.84 per cent. of Sky’s issued ordinary share capital.

So far as Comcast Bidco is aware, no acceptances have been received from persons acting in concert with Comcast Bidco. Further, no irrevocable undertaking or letter of intent to accept, or procure acceptance of, the Mandatory Offer have been received by Comcast Bidco nor, so far as Comcast Bidco is aware, persons acting in concert with it.

Accordingly, as at 1.00 p.m. (London time) on 9 October 2018, Comcast Bidco may count 1,365,573,329 Sky Shares (representing over 75 per cent. in aggregate of Sky’s issued ordinary share capital) towards satisfaction of the Condition to the Mandatory Offer.

Save as disclosed above, as at the close of business in London on 8 October 2018 (being the latest practicable time and date prior to the date of this announcement), neither Comcast Bidco nor, so far as Comcast Bidco is aware, any person acting in concert with Comcast Bidco has:

•	any interest in, or right to subscribe in respect of, or any short position in relation to Sky relevant securities, including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of Sky relevant securities; or

•	borrowed or lent any Sky relevant securities (including any financial collateral arrangements), save for any borrowed shares which have been either on-lent or sold.

The references to the issued share capital of Sky in this paragraph 2 are based on a figure of 1,719,617,230 Sky Shares in issue on 9 October 2018.

3.	Continuation of Mandatory Offer and delisting

The Mandatory Offer will remain open for acceptance until further notice. At least 14 days’ notice will be given by an announcement before the Mandatory Offer is closed.

As Comcast Bidco has by virtue of its shareholdings and acceptances of the Mandatory Offer (or deemed acceptances thereof) acquired, or agreed to acquire, issued share capital carrying 75 per cent. or more of the voting rights of Sky, subject to any applicable requirements of the UK Listing Authority, Comcast Bidco will now procure that Sky makes applications to cancel the listing of Sky Shares on the UK Listing Authority’s Official List and to cancel trading in Sky Shares on the London Stock Exchange’s Main Market for listed securities.

It is anticipated that cancellation of Sky’s listing on the Official List and admission to trading on the London Stock Exchange’s Main Market will take effect no earlier than 20 Business Days after the date of this announcement. Comcast Bidco therefore confirms that the notice period has commenced and that the anticipated date of cancellation is 7 November 2018.

As soon as possible after the cancellation of Sky’s listing on the Official List and admission to trading on the London Stock Exchange’s Main Market for listed securities, it is intended that Sky will be re-registered as a private limited company.

Delisting of the Sky Shares and the re-registration of Sky as a private limited company would significantly reduce the liquidity and marketability of any Sky Shares in respect of which the Mandatory Offer has not been accepted at that time. Any remaining Sky Shareholders would become minority shareholders in a majority controlled private limited company and may therefore be unable to sell their Sky Shares. There can be no certainty that Sky would pay any further dividends or other distributions or that such minority Sky Shareholders would again be offered an opportunity to sell their Sky Shares on terms which are equivalent to or no less advantageous than those under the Mandatory Offer.

4.	Actions to be taken

Sky Shareholders who have not yet accepted the Mandatory Offer are urged to do so as soon as possible in accordance with the following procedures:

•	if you hold your Sky Shares, or any of them, in certificated form (that is, not in CREST), you should complete and return a Form of Acceptance as soon as possible;

•	if you hold your Sky Shares, or any of them, in uncertificated form (that is, in CREST), you should ensure that an Electronic Acceptance is made by you or on your behalf and that settlement occurs as soon as possible.

Full details on how to accept the Mandatory Offer are set out in the Mandatory Offer Document and the Forms of Acceptance. The Mandatory Offer Document is available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Comcast’s website (www.cmcsa.com/proposal-for-sky).

Sky Shareholders with any questions relating to this announcement or the completion and return of a Form of Acceptance or the making of an Electronic Acceptance (as the case may be) should contact the Receiving Agent, Link Asset Services, on 0345 307 3443, (if calling within the UK) or on +44 (0) 345 307 3443 (if calling from outside the UK). Lines are open Monday to Friday 9.00 a.m. to 5.30 p.m. (London time).

5.	Compulsory acquisition and settlement of consideration

If Comcast Bidco receives acceptances under the Mandatory Offer in respect of, and/or otherwise acquires, both 90 per cent. or more in value of the Sky Shares to which the Mandatory Offer relates and 90 per cent. or more of the voting rights carried by those shares, Comcast Bidco intends to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily any Sky Shares not acquired or agreed to be acquired by or on behalf of Comcast Bidco pursuant to the Mandatory Offer (or deemed to be so acquired, as the case may be).

Settlement of consideration will be made within 14 (or, to the extent practicable, 7 to 10) days of the date of this announcement to those Sky Shareholders whose valid acceptances have already been received in the manner described in the Mandatory Offer Document (or the First Offer Document, as the case may be). Settlement of consideration in respect of valid acceptances received after the date of this announcement will be made within 14 (or, to the extent practicable, 7 to 10) days after receipt of each such acceptance.

6.	Definitions

Unless the context otherwise requires and save to the extent superseded in this announcement, the definitions and rules of interpretation used in the mandatory offer document published by Comcast Bidco on 27 September 2018 in respect of the Mandatory Offer (the “Mandatory Offer Document”) shall also apply in this announcement.

Enquiries

Comcast Corporation
D’Arcy Rudnay (Media)	+1 215 286 8582
Jason Armstrong (Investors)	+1 215 286 7972

Robey Warshaw
Simon Robey / Simon Warshaw	+44 20 7317 3900

Evercore
Roger Altman / Eduardo Mestre	+1 212 857 3100

BofA Merrill Lynch
Adrian Mee / Tim Waddell / Peter Luck	+44 20 7628 1000

Wells Fargo
Stephen Locke	+1 704 410 4766

Tulchan Communications
Andrew Grant/ Tom Murray	+44 20 7353 4200

Comcast has retained Davis Polk & Wardwell LLP and Freshfields Bruckhaus Deringer LLP as legal advisers in connection with the matters described in this announcement.

Important notices relating to financial advisers

Robey Warshaw LLP (“Robey Warshaw”), which is authorised and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser to Comcast and Comcast Bidco and no one else in connection with the matters referred to in this announcement, and Robey Warshaw will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to clients of Robey Warshaw or for providing advice in relation to the matters referred to in this announcement, the contents of this announcement or any other matter referred to herein.

Evercore Group L.L.C. (“Evercore Group”), a securities broker-dealer registered with the SEC and subject to regulation by the SEC and the Financial Industry Regulatory Authority, together with its affiliate, Evercore Partners International LLP (together with Evercore Group, “Evercore”), which is authorised and regulated by the FCA in the United Kingdom, are acting exclusively as financial adviser to Comcast and Comcast Bidco and no one else in connection with the matters referred to in this announcement and will not regard any other person as their client in relation to the matters referred to in this announcement and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to clients of Evercore, nor for providing advice in relation to the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract or in tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained therein or otherwise.

Merrill Lynch International (“BofA Merrill Lynch”), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the United Kingdom, is acting exclusively as financial adviser for Comcast and Comcast Bidco and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Wells Fargo Securities, LLC (“Wells Fargo”), a subsidiary of Wells Fargo & Company, which is authorised by the SEC and regulated by the Financial Industry Regulatory Authority and the SEC in the United States, is acting exclusively as co-financial adviser for Comcast and Comcast Bidco and will not be responsible to anyone other than Comcast and Comcast Bidco for providing the protections afforded to its clients or for providing advice in relation to the matters set out in this announcement.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of Sky in any jurisdiction in contravention of applicable law. The Acquisition will be implemented solely pursuant to the terms of the Mandatory Offer Document (read in conjunction with the First Offer Document) and the Forms of Acceptance, which contain the full terms and conditions of the Acquisition, including details of how to accept the Mandatory Offer. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Mandatory Offer Document (read in conjunction with the First Offer Document) and the Forms of Acceptance. Sky Shareholders are advised to read the formal documentation in relation to the Acquisition carefully. Each Sky Shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of the Acquisition.

This announcement does not constitute a prospectus or prospectus equivalent document.

Important information for U.S. shareholders and Sky ADR Holders

Sky is a public limited company incorporated in England. The Mandatory Offer is being made to Sky Shareholders in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Exchange Act, including Regulation 14E thereunder taking into account no action and exemptive relief granted by the SEC, and otherwise in accordance with the requirements of English law. Accordingly, the Mandatory Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in the offer documentation, will not have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP), or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and/or Comcast Bidco and their affiliates or brokers (acting as agents for Comcast and/or Comcast Bidco and their affiliates, as applicable) may from time to time, and other than pursuant to the Mandatory Offer, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which the Mandatory Offer remains open for acceptance, to the extent permitted by, and in compliance with, exemptive relief granted by the SEC from Rule 14e-5 under the U.S. Exchange Act and in compliance with the Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

The Mandatory Offer, if consummated, may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as non-U.S., tax laws for Sky Shareholders and Sky ADR Holders. Each Sky Shareholder and Sky ADR Holder is urged to consult his or her independent professional adviser regarding the tax consequences of the Mandatory Offer.

It may not be possible for Sky Shareholders or Sky ADR Holders in the United States to effect service of process within the United States upon Sky or Comcast Bidco (each a company incorporated in England), or their respective officers or directors, some or all of which may reside outside the United States, or to enforce against any of them judgments of the United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or other U.S. law. It may not be possible to bring an action against Sky or Comcast Bidco, or their respective officers or directors, in a non-U.S. court for violations of U.S. law, including the U.S. securities laws. There is also substantial doubt as to enforceability in the United Kingdom in original actions, or in actions for the enforcement of judgments of U.S. courts, based on civil liability provisions of U.S. federal securities laws.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. In particular, the ability of persons who are not resident in the United Kingdom to accept the Mandatory Offer, or to execute and deliver the First Form of Acceptance or Second Form of Acceptance, may be affected by the laws of the relevant jurisdictions in which they are located. Sky Shareholders who are in any doubt regarding such matters should consult an appropriate independent adviser in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Unless otherwise determined by Comcast Bidco or required by the Code, and permitted by applicable law and regulation, the Mandatory Offer will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may accept the Mandatory Offer by any use, means, instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and the Mandatory Offer may not be capable of acceptance by any such use, means, instrumentality or facilities. Accordingly, copies of this announcement and the formal documentation relating to the Mandatory Offer are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction or any other jurisdiction where to do so would constitute a violation of the laws of that jurisdiction.

Further details in relation to Sky Shareholders in overseas jurisdictions are contained in the Mandatory Offer Document.

Cautionary note regarding forward-looking statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by Comcast and/or Comcast Bidco contain statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Comcast and/or Comcast Bidco about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this announcement include statements relating to the expected effects or synergies of the Acquisition on Comcast and/or Comcast Bidco, the expected timing and scope of the Acquisition and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although Comcast and/or Comcast Bidco believe that the expectations reflected in such forward-looking statements are reasonable Comcast and Comcast Bidco can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. In addition to the information regarding these risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the SEC made by Comcast, important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the Acquisition on anticipated terms and timing, (ii) the ability of Sky and Comcast to integrate the businesses successfully and to achieve anticipated synergies or benefits, (iii) the risk that disruptions from the Acquisition will harm Sky’s or Comcast’s businesses, (iv) legislative, regulatory and economic developments and (v) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realisation of forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.

None of Comcast and/or Comcast Bidco, or any of their associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations, none of Comcast and/or Comcast Bidco is under any obligation, and Comcast and/or Comcast Bidco expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No profit forecast or estimates

No statement in this announcement is intended as a profit forecast or profit estimate for any period. No statement in this announcement should be interpreted to mean that cash flow from operations, free cash flow, earnings or earnings per share for Comcast and/or Comcast Bidco as appropriate, for the current or future financial years would necessarily match or exceed the historical published cash flow from operations, free cash flow, earnings or earnings per share for Comcast and/or Comcast Bidco, as appropriate.

Publication on website

This announcement will be available free of charge, subject to certain restrictions in relation to persons resident in Restricted Jurisdictions, on Comcast’s website at www.cmcsa.com/proposal-for-sky and on Sky’s website at https://www.skygroup.sky/corporate/investors/offers-for-sky/comcast-offer by no later than 12.00 noon (London time) on the business day following this announcement. Neither the content of any website referred to in this announcement nor the content of any website accessible from hyperlinks is incorporated into, or forms part of, this announcement.

Sky Shareholders may request a hard copy of this announcement by contacting the Receiving Agent, Link Asset Services, on 0345 307 3443 (or +44 (0) 345 307 3443, if telephoning from outside the UK). Sky Shareholders may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form. A hard copy of such documents, announcements (including this announcement) and information will not be sent unless so requested.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Time

All times shown in this announcement are London times, unless otherwise stated.

About Comcast

Comcast Corporation is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the United States’ largest video, high-speed internet, and phone providers to residential customers under the XFINITY brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the XFINITY brand. NBCUniversal operates news, entertainment and sports cable networks, the NBCUniversal and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.